Exhibit 10.2

Escrow Agreement

This Escrow Agreement, dated as of October  15, 2010 (the "Agreement"), is by and among MAHAFFEY & ASSOCIATES, A Professional Corporation, located at 4 San Joaquin Plaza, Suite 320, Newport Beach, California 92660; Telephone:  (949) 833-1400, Facsimile:  (949) 263-8736, Email: dougm@mahaffeylaw.com (“Escrow Agent”), CSI Energy, Inc., a Nevada corporation located at 2300 W. Sahara Ave., Suite 800, Las Vegas, NV 89102; Telephone:  (702) 949-9449 (“Buyer”), RMR Energy Resources, a California General Partnership, and Grayson Services, Inc., a California corporation, each located at BG Operations, 4004 South Enos Lane, Bakersfield, CA 93314 (collectively, “Seller”)

Whereas, Buyer and Seller have entered into a Purchase and Sale Agreement (the “PSA”) dated October  15, 2010 providing for the acquisition by Buyer from Seller of certain oil and gas assets defined on Exhibit “A” attached.  Each capitalized term used but not defined herein shall have the meaning ascribed to it in that certain PSA, as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto;

Whereas, the Seller requires that part of the Purchase Price be deposited in escrow by Buyer to be held by the Escrow Agent for release in accordance with the terms set forth herein; and

Whereas, the parties to the PSA have agreed upon and wish to set forth herein the terms and conditions of this Escrow Agreement with respect to the escrow.

Now, therefore, in consideration of and subject to the agreements, terms and conditions contained herein, the parties hereto agree as follows:

1.      Escrow Agent.  The Escrow Agent agrees to act as Escrow Agent, upon the terms, conditions, and provisions provided in this Escrow Agreement.

2.      Escrow of Escrow Amount.  The parties hereto hereby designate and appoint the Escrow Agent to serve in accordance with the terms of this Escrow Agreement.  Upon close of the PSA, Buyer shall deliver to the Escrow Agent, as part of the Purchase Price, the sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the "Escrow Amount") by wire transfer to the following account:

Commerce National Bank
4040 MacArthur Blvd, Ste. 100
Newport Beach, CA 92660
Ph:  949-870-3863
Routing Number: 1222-43703

For credit to:
Mahaffey & Associates, PLC
Attorney Escrow Account
4 San Joaquin Plaza, Ste 320
Newport Beach, CA 92660
Account No: 102004843

3.           Distribution of Escrow Amount.  The Escrow Amount, with interest, is to be distributed by the Escrow Agent upon receiving written instruction as follows:

(a)           Pursuant to, and in accordance with Section 11.3 of the PSA, in the event that the Buyer is entitled to indemnification from the Seller in an amount greater than $25,000, then, pursuant to the terms of Section 2.4(b) of the PSA, Buyer will be entitled (after complying with the applicable procedures contained in the PSA) to receive out of the Escrow Amount such amount as the Buyer is entitled to receive pursuant to Section 2.4(b) of the PSA less $25,000.

(b)           Pursuant to, and in accordance with Section 3.4(c) of the PSA, in the event that Buyer shall deliver notice of a Title Defect to Seller and to the Escrow Agent in accordance with the terms and conditions of this Agreement, then one dollar of the Escrow Amount shall be released to the Buyer for each dollar of Title Defect.   In  the event it is finally determined in accordance with Section 3.4 that no adjustment to the Purchase Price is required, then the Escrow Agent shall promptly release one-half ($875,000) of the Escrow Amount to the Seller.  The remaining one-half ($875,000) shall remain in Escrow as security for the Seller’s obligations with respect to the indemnification provisions of Article 11 of the PSA.

(i)           the event that, from time to time, as Buyer determines that it is entitled to payment from Seller pursuant to this Agreement, Buyer shall provide a written notice to Escrow Agent of such claim (a “Claim”) against the Escrow Amount, stating in reasonable detail the method of computation of such Claim and the amount thereof and a reasonably detailed description of the facts upon which such Claim is based and a reference to the provisions of the PSA in respect of which such Claim shall have occurred.  Unless the Escrow Agent receives a timely Objection Notice (as defined below) from the Seller pursuant to Section 3(c), the Escrow Agent shall disburse to the Buyer out of the Escrow Amount the amount specified in the Claim by Buyer.

(ii)           In the event that the Escrow Agent receives an instruction letter signed by both the Seller and the Buyer, the Escrow Agent shall promptly distribute all or any portion of the Escrow Amount as and to whom directed by such instruction letter.

(iii)           In the event that any portion of the Escrow Amount (not including any amounts subject to an Objection Notice pursuant to Section 3(c) of this Escrow Agreement, which amounts will remain in escrow pursuant to this Escrow Agreement until disbursed in accordance with Section 3(c)) remains in escrow with the Escrow Agent on the one year anniversary of the Closing Date, the Seller may execute an instruction letter to the Escrow Agent instructing the Escrow Agent to disburse the remaining Escrow Amount to the Seller.  On or after the one year anniversary of the Closing Date, upon receiving such an instruction letter signed by the Exchange Agent, the Escrow Agent shall promptly distribute any remaining undisputed Escrow Amount to the Exchange Agent.

(c)           The Seller shall have the right to dispute any Claim, and the Buyer shall have the right to dispute any Release Request, within the thirty (30) day period following receipt of a copy of a Claim or Release Request, as applicable, by delivering to Escrow Agent and the other parties hereto written notice (an “Objection Notice”) that the Seller or the Buyer, as applicable, disputes the matter(s) set forth in such Claim or Release Request, as applicable, either with respect to the validity or the amount requested to be disbursed (or both).  Such Objection Notice shall include the basis, with reasonable specificity, of the objection.  If an Objection Notice is not received within such thirty (30) day period, the non-claiming party will be deemed to have waived their right to object to the disbursement of all or any portion of the Escrow Amount pursuant to such Claim or Release Request, as applicable.  Upon timely receipt of an Objection Notice, Escrow Agent shall take no action except upon receipt of joint written instructions from Buyer and the Seller or by a final non-appealable order of a court of competent jurisdiction (“Final Order”).  Escrow Agent shall promptly follow such instructions or Final Order upon receipt thereof.  Escrow Agent shall be entitled to receive an opinion of counsel from Buyer that such Final Order is final and binding.

4.           Term.                      This Escrow Agreement shall continue in effect until the Escrow Agent has disbursed the entire Escrow Amount; provided, however, that this Escrow Agreement may be terminated at any time by the delivery to the Escrow Agent of written notice of termination signed by Seller and Buyer directing the disposition of the Escrow Amount, and the disposition thereof by the Escrow Agent pursuant to such direction.  If Claims are made after the termination of this Escrow Agreement, no Escrow Amount shall be available to satisfy any such Claim.

5.           Fees and Expenses.  Buyer agrees to pay one hundred percent (100%) of the fees of the Escrow Agent for its services hereunder, including reasonable attorneys' fees and expenses not to exceed $2,500.  Upon incurring any such expenses, the Escrow Agent shall furnish to Buyer a certificate itemizing such expenses and Buyer shall promptly reimburse the Escrow Agent therefor.

6.           Responsibility of Escrow Agent.  The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties to this Escrow Agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

(a)           The Escrow Agent shall act hereunder as depository only, and shall not be responsible or liable in any manner whatsoever for the sufficiency of any item deposited with it or released by it in accordance with the terms hereof. The Escrow Agent shall have no duty to know or determine the performance or non-performance of any agreement by or among the other parties hereto.

(b)           The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or right of the parties (or their agents) to execute or deliver or purporting to execute or deliver this Escrow Agreement or any documents or paper or payments deposited or called for or given hereunder.

(c)           The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

(d)           The Escrow Agent may consult with, and obtain advice from, legal counsel of its choice in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

(e)           The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing signed by all other parties to it and received by it, and, if its duties are affected, unless it shall have given its prior written consent thereto.

(f)           The Escrow Agent is not a party to and is not bound by any other agreement, nor is it a party to or bound by or charged with notice of any other agreement out of which this escrow might arise.

(g)           In the event of any disagreement between any of the parties to this Escrow Agreement resulting in adverse claims or demands being made in connection with the Escrow Amount, or in the event that the Escrow Agent shall in good faith be in doubt as to what action it should take hereunder, the Escrow Agent, may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (ii) all differences shall have been adjusted and all doubt resolved by agreement among the parties to this Escrow Agreement, and the Escrow Agent shall have been notified thereof in writing signed by all such parties.  The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

(h)           The Escrow Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Escrow Agreement or in the Escrow Amount or be required to verify the same.  All such statements and recitals are and shall be deemed to have been made by the party making such statements or recitals only.

(i)           All parties hereto agree that, as applicable, each will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Escrow Agent for the carrying out or performing by the Escrow Agent of the provisions of this Escrow Agreement.

(j)           The Escrow Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder by way of a certificate from any authorized officer of the parties hereto in accordance with Section 3. herein, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer or person.

(k)           The Escrow Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Escrow Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the parties hereto resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection thereof.

(l)           No provision of this Escrow Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

(m)           The Escrow Agent is hereby granted a lien on the Escrow Amount and other items it may hold hereunder such that, in the event that any and all charges payable under Section 4 shall not be timely paid by the Buyer, the Escrow Agent shall have the right to pay itself therefrom the full amount owed, provided that written notice of the Escrow Agent's intent to proceed under this subsection (m) be given to the Buyer at least five (5) business days in advance of such action.

(n)           The Escrow Agent shall exercise the same degree of care toward the Escrow Amount and other items it may hold hereunder as it exercises toward its own similar property and shall not be held to any higher standard of care under this Escrow Agreement, nor deemed to owe any fiduciary duty to the parties hereto.

(o)           Subject to Section 5(m) above, the Escrow Agent does not have any interest in the Escrow Amount or other items it may hold hereunder but is serving as escrow holder only and has only possession thereof.

(p)           The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any cash, securities or other property deposited hereunder.

7.           Indemnity.  Each of the parties hereto, in total and severally, agrees to indemnify and hold harmless the Escrow Agent against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, loss and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) (collectively, "Claims"), as and when incurred, arising out of or based upon any act, omission, alleged act, or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or the performance or nonperformance by the Escrow Agent of any of the Escrow Agent's duties under this Escrow Agreement, except Claims arising out of or based upon the Escrow Agent's willful misconduct or gross negligence.

8.           Amendment and Termination. The rights, duties or responsibilities of the Escrow Agent may not be amended or cancelled without its written consent.  Upon the termination of this Escrow Agreement, the Escrow Agent shall distribute the Escrow Amount to the persons specified in Section 3, subject to Section 6(m).

9.           Resignation and Removal; Appointment of Successor Escrow Agent.  The Escrow Agent may at any time resign by giving thirty (30) days written notice of resignation to Buyer and Seller.  Buyer and Seller may jointly remove the Escrow Agent by giving thirty (30) days written notice to the Escrow Agent.  Upon receiving a notice of resignation, or upon removal, Buyer and Seller jointly shall promptly appoint a successor Escrow Agent.  If no successor Escrow Agent shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Escrow Agent. Upon the resignation or removal of the Escrow Agent, the Escrow Agent shall distribute the Escrow Amount to the persons specified in a certificate from the parties hereto, subject to Section 6(m) hereof.

10.           Notices.  All notices and certificates given by any party hereto which are required or may be given pursuant to this Escrow Agreement shall be sufficient in all respects if given to each of the other parties hereto in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, to the addresses set forth in the introductory paragraph above.

11.           Waivers.  No waiver of any provision hereof shall be effective unless expressed in writing signed by the party to be charged, and no waiver of any provision permits a waiver of any other provision or other waiver of that provision unless specifically otherwise agreed to in writing.

12.           Confidentiality.  No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions the Escrow Agent by name or the rights, powers or duties of the Escrow Agent under this Escrow Agreement shall be issued by any of the other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

13.           Parties in Interest.  This Escrow Agreement shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

14.           Counterpart Execution.  This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

15.           Governing Law.  The terms of this Escrow Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to choice of law principles.

16.           Conflicts.  To the extent there is a conflict between the terms of this Escrow Agreement, and the terms of the Escrow Instructions to which this Escrow Agreement is attached, the provisions of the Escrow Instructions shall control.

17.           Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

18.           Amendment.  This Escrow Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto.

In witness whereof, each of the parties hereto has duly caused this Escrow Agreement to be executed as of the date first above written.

ESCROW AGENT: Mahaffey & Assoc.

/s/ Douglas L. Mahaffey
By: Douglas L. Mahaffey, Esq., President

BUYER: CSI Energy, Inc.

/s/ Gary Kucher
By: Gary Kucher, President

SELLER: Grayson Services, Inc.

/s/ Bob Grayson
By: Bob Grayson, Sr.

SELLER: NMR Energy Resources

/s/ Mario Perea
By: Mario Perea

ESCROW RELEASE NOTICE

Date: _________, 2010

Mahaffey & Associates, plc
Attorney Escrow Account
4 San Joaquin Plaza, Ste 320
Newport Beach, CA 92660

Gentlemen:

In accordance with the terms of paragraph 3(a) of an Escrow Agreement dated as of October 15, 2010 (the "Escrow Agreement"), by and among Grayson Sources, Inc. and RMR Energy Resources (collectively, the “Seller”), Mahaffey & Associates, plc  (the "Escrow Agent") and CSI Energy, Inc. (the “Buyer”), the Seller and the Buyer hereby notify the Escrow Agent that a closing was held on ________, 2010 under the Purchase and Sale Agreement between the Seller and Buyer, and that the $_____________escrow amount plus accrued interest shall be held in an interest bearing escrow account until further instructions are received from both Seller and Buyer.

Very truly yours,

Grayson Services, Inc.

By:_____________
Name:
Title:

CSI Energy, Inc.

By:_____________
Name:
Title: